Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT
Granted Under the
DICK’S SPORTING GOODS, INC.

2012 STOCK AND INCENTIVE PLAN

Unless otherwise defined herein, each capitalized term used in this Restricted Stock Award Agreement (this “Agreement”) shall have the meaning given such term in the Dick’s Sporting Goods, Inc. 2012 Stock and Incentive Plan, as amended (the “Plan”), an electronic copy of which can be found on Dick’s Sporting Goods’ equity administrator’s website (the “Benefit Access System”).

Grantee’s Name: <FIRST_NAME><LAST_NAME>

The undersigned Grantee has been granted a Restricted Stock Award, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:	<GRANT_DATE>

Number of Shares of Common Stock (the “Shares”) Granted:	<TOTAL_SHARES_GRANTED>

Type of Shares:	Common Stock, par value $0.01 per share

Restrictions:	Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares, except that the following restrictions shall apply:

(a) The Shares may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of to the extent then subject to these Restrictions. Grantee represents and warrants to Company that he/she shall not sell, assign, pledge, exchange, hypothecate, gift or otherwise transfer, encumber or dispose of the Shares, or subject the Shares to any adverse right, in violation of applicable securities laws or the provisions of this Agreement. The Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such transfer constitutes a violation of any applicable securities law or this Agreement, and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

(b) Any cash or in-kind dividends paid or distributed with respect to shares of the Company’s Common Stock (“Dividends”) shall not be immediately payable by the Company with respect to the Shares, and any such Dividends shall be paid to Grantee, without interest, only when, and if, the related Shares shall become vested in accordance with this Agreement and the Plan.

(c) If all or any portion of the Shares are forfeited under this Agreement, Grantee shall take all necessary actions to transfer the forfeited Shares to the Company, including, but not limited to, endorsing in blank or duly endorsing a stock power attached to any certificate representing forfeited Shares transferred, all in form suitable for the transfer of such forfeited Shares to the Company.  Further, any and all Dividends not paid or distributed with respect to such unvested Shares as provided for herein shall also be forfeited to the Company and will not be paid or distributed to Grantee.  Grantee agrees to take any and all actions that may be necessary in connection with the forfeiture of Dividends.

(d) If all or any portion of the Shares and Dividends are forfeited under this Agreement, all rights of a stockholder with respect to such Shares, including the right to vote and receive future dividends with respect thereto, shall cease immediately on the date of the forfeiture.

(e) These Restrictions shall be binding upon, and enforceable against, any transferee of the Shares.

Delivery of Shares:

On the Grant Date of this Award, the Company shall issue the Shares, in either certificated or book entry form, in Grantee’s name effective as of the Grant Date, provided that the Company shall retain control of such Shares until the Shares have become vested in accordance with this Agreement.

In the event that any Shares are certificated, then any certificates representing the Shares shall bear such legend or legends as the Company deems appropriate in order to assure compliance with this Agreement, the Plan and applicable securities laws. During the period of time when the Shares are subject to the Restrictions, all certificates representing Shares shall be endorsed with the following legend (in addition to any other legend required by applicable securities laws or any agreement by which the Company is bound):

THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT UNDER THE COMPANY’S 2012 STOCK AND INCENTIVE PLAN BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

Vesting Schedule:

So long as Grantee maintains his/her status as an Employee, Non-Employee Director or Consultant (as the case may be), the Restrictions shall lapse and the Shares shall be vested, and any Dividends with respect to such Shares shall be paid or distributed, in accordance with the following schedule:

<VEST_TYPE_PERIOD1>

Upon the vesting of the Shares without a forfeiture of the applicable Shares, and upon the satisfaction of all other applicable conditions as to such Shares including, but not limited to, the payment by Grantee of all applicable income, employment and withholding taxes, if any, the Company shall deliver or cause to be delivered to Grantee shares of Common Stock, which may be in the form of a certificate(s) equal in number to the applicable Shares, which shall not be subject to the Restrictions set forth above. Any Dividend payment, less applicable taxes, will be included in Grantee’s paycheck as soon as administratively possible upon the vesting of the Shares.

Termination of Employment:

Pursuant to the Administrator’s authority under Section 9(e) of the Plan, upon termination of Grantee’s Continuous Status as an Employee, or status as a Non-Employee Director or Consultant (as the case may be), this Award shall be treated as follows:

•   If the Termination shall occur by reason of Grantee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code), 100% of the Award shall immediately vest to the extent not previously vested, and all Dividends not paid or distributed on the unvested Shares shall be paid or distributed in accordance with the terms and conditions of this Agreement and the Plan;

•   If the Termination shall occur by any reason other than Grantee’s death or total permanent disability, any portion of the Award that has not vested and any Dividends not paid or distributed with respect to such portion of the Award shall, unless otherwise specified by the Committee, be automatically forfeited.

Taxes, Withholding and Section 83(b) Election:

Grantee shall be solely responsible for any taxes payable on the receipt or transfer or vesting of the Shares.  Grantee shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of the Shares (including in cases where he or she has made an Election, as discussed below.

The Company shall have the authority to require Grantee to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the certificates representing the Shares, an amount sufficient to satisfy federal, state and local income, employment and tax withholding requirements associated with this Award.  Additionally, the Company, in its sole discretion, shall have the right to withhold from Grantee Shares with a Fair Market Value equal to the federal, state and local tax withholding requirements associated with this Award.  Any withholding from Shares will be limited to an amount equal to the Company’s minimum statutory withholding requirement.  Dividends are considered ordinary income and will be included on Grantee’s W-2 in the year of vesting.  Additionally, taxes will be calculated and deducted from the total amount of dividend payment income.  To the extent required for compliance with Section 162(m) of the Code, if applicable to Grantee, the Committee shall have such authority and make such determination over the Award as necessary to comply with the terms of the Plan and Section 162(m) of the Code.

Grantee acknowledges the receipt of tax information relating to the Award, including information on 83(b) elections and the need to consult Grantee’s own tax advisors.

Fractional Shares:	The Company shall not be required to issue any fractional shares pursuant to the Award, and the Company may round fractions down.

Notices and Electronic Delivery:

The Company may, in its sole discretion, deliver any documents or notices related to this Agreement, the Shares, Grantee’s participation in the Plan, or future awards that may be granted to the Grantee under the Plan, by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and to Grantee’s participation in the Plan through the Benefit Access System.

Entire Agreement; Amendment or Modification; Governing Law:

The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements, whether oral or written, of the Company and Grantee with respect to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

This Agreement may only be amended or terminated by a written agreement entered into by both of the parties hereto. Notwithstanding the foregoing, the Committee, or its delegee, as the case may be, may, in its sole discretion and without Grantee’s consent, modify or amend any or all of the terms of this Agreement to the extent necessary to conform this Award with, or be excepted from, Section 409A, Section 162(m) or any present or future law relating to plans of this or similar nature, the regulations issued thereunder or an exception thereto regardless of whether such modification or amendment shall adversely affect the rights of Grantee.

This Agreement is governed by applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws.

No Guarantee of Continued Service:

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE SET FORTH HEREIN IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, NON- EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE

IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME AND FOR ANY REASON.

Incorporation of Plan:

Grantee acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10- K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Plan, and the tax effect of the Award. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator with respect to any questions arising under the Plan or this Agreement.

Interpretation and Construction:

Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. If, however, any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder, the provisions of this Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations promulgated thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Notwithstanding the foregoing, Grantee recognizes and acknowledges that Section 409A of the Code may impose upon Grantee certain taxes or interest charges for which Grantee is and shall remain solely responsible.

No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Administrator.

Power of Attorney:

Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of Grantee, to act in his/her name, place and stead, in connection with any and all transfers of Shares and associated rights hereunder, whether or not vested, to the Company pursuant to this Agreement, including in the event of Grantee’s termination.

Assurances:

Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

All other terms and conditions applicable to this Award shall be as set forth in the Plan.

Electronic acceptance of this Agreement by the Grantee pursuant to the Company’s instructions to the Grantee (including through the Company’s Benefit Access System) shall constitute execution of this Agreement by Company and Grantee.